EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                                     between

                                 BARRETT A. TOAN

                                       and

                              EXPRESS SCRIPTS, INC.

                              EMPLOYMENT AGREEMENT


This employment agreement (the "Agreement") between Barrett A. Toan ("You" or "Your") and Express Scripts, Inc. (the "Company") replaces Your employment agreement dated April 30, 1992 (as amended January 1, 1996). This Agreement is intended to create mutual obligations, and Your voluntary acceptance affirms the Company's and Your commitment to carry out its obligations in accordance with the following terms and conditions.

     1. Employment and Assignment; Diligent and Faithful Performance of Duties. The Company agrees to employ You as President, Chief Executive Officer, and a member of the Board of Directors of the Company (the "Board"). In consideration of employment by the Company, You agree to discharge faithfully, diligently, and to the best of Your ability, the responsibilities of the position You hold during Your employment.

     All of the duties and services to be performed by You will be at all times subject to the authority of the Board and the Executive Committee of the Board. During the term of Your employment excluding any periods of vacation, sick leave or disability to which You are entitled, You agree to devote Your full working time, attention, and energy to the business and affairs of the Company; provided that it shall not be a violation of this Agreement for You to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions or (c) manage personal investments, so long as such activities are consistent with the policies of the Company as of the date hereof and do not significantly interfere with the performance of Your duties in accordance with this Agreement.

     2. Term of Agreement. The term of this Agreement will commence on April 1, 1999 and will continue through March 31, 2002. On April 1st of each year (hereinafter the "Anniversary Date"), commencing with April 1, 2001 and on each subsequent April 1st thereafter, this Agreement will be renewed for a new term of one (1) year unless You will attain age 65 prior to completion of the additional year, in which case the Agreement shall terminate on the last day of the month in which You attain age 65. The term of renewal shall commence on such Anniversary Date unless either the Company or You notifies the other party in writing no less than thirty (30) days prior to such Anniversary Date that (a) it does not intend to renew this Agreement or (b) that the Agreement is to be terminated pursuant to paragraph 7F. Accordingly, unless such notification is received prior to the Anniversary Date, renewal of this Agreement will be automatic.

     3. Compensation and Benefits.

     A. Base Salary. During Your employment under this Agreement, You will be paid a base salary ("Annual Base Salary") at the rate of $650,000 per year and You will be eligible for periodic review by the Board for merit increases, provided that any such increase shall not serve to limit or reduce any other obligation to You under this Agreement. The term "Annual Base Salary" as used in this Agreement shall refer to the Annual Base Salary as increased and Your Annual Base Salary shall not be reduced after any such increase without Your express written consent.

     B. Annual Incentive Compensation. You will be eligible to participate in the Company's annual bonus plan established for senior executives by the Board (the "Annual Bonus Plan"). The size of Your bonus opportunity and the terms of Your participation shall be determined based on the terms and conditions of the Annual Bonus Plan. Your award (the "Annual Bonus") will be based upon Your performance in relation to the financial and non-financial objectives to be set by the Board at its sole discretion pursuant to the terms of any Annual Bonus Plan. The Annual Bonus Plan currently establishes a minimum of one hundred percent (100%) of Annual Base Salary for the bonus award if targeted performance measures are satisfied (the "Target Bonus"). The Company retains the right to modify or replace the Annual Bonus Plan and the performance measures thereunder, provided that the amended and successor plans will provide the opportunity to earn a payout of a minimum of one hundred percent (100%) of Annual Base Salary upon achieving targeted performance measures.

     C. Stock and Stock Options.

     (i) Eligibility and Grants Under Option Plan. You will be eligible to participate in the Company's employee stock option plan (the "Option Plan") as previously adopted by the Board and as it may be amended from time to time or any replacement or successor of such plan. Under the Option Plan, at the sole discretion of the Board, You will receive annual grants of options to buy Class A shares of the Company's common stock, based on Your performance and the performance of the Company, as determined by the Compensation Committee of the Board.

     (ii) Initial Grant of Option. You will also receive a one-time grant of options (the "Initial Grant") to purchase 70,000 Class A shares of the Company's common stock at the Fair Market Value (as defined in the Company's option plans) per share on or about May 26, 1999 which shall vest 20% per year beginning on the first anniversary of the date of grant.

     (iii) Vesting. Notwithstanding any provision to the contrary in the Option Plan, any options granted under the Option Plan (including any and all options granted prior to the date hereof or pursuant to the Initial Grant in this Agreement) and any and all Restricted Shares acquired by you pursuant to any exercise of such options, shall fully vest not later than upon Change of Control (as that term is defined in subparagraph vi of this paragraph 3(C)); termination by the Company without Cause (as defined in subparagraph A of paragraph 7); termination by You for Good Reason (as defined in subparagraph C of paragraph
7); Your death or Disability (as defined in subparagraph E of paragraph 7).

     (iv) Stock Options Upon Termination. If Your employment is terminated by the Company for Cause or by You without Good Reason, You shall forfeit any options that have not yet been exercised not less than thirty (30) days after such termination. Notwithstanding any provision to the contrary in the Option Plan, if the Company terminates You without Cause, You terminate employment for Good Reason, You die or Your employment is terminated by the Company because of a Disability, or in the event of a Change of Control, all of Your options shall become fully exercisable immediately upon such event and shall remain exercisable until the earlier of (i) eighteen (18) months from the date of Your termination of employment or (ii) the expiration date of the option (determined without regard to Your termination of employment) and all restricted shares previously acquired by you upon the exercise of any options shall vest upon such event.

     (v) Put Right. Notwithstanding any provision in the Option Plan to the contrary, you shall have the right, from time to time, within the twelve (12) month period following Your termination by the Company without Cause or Your termination for Good Reason or Your termination upon death or Disability, to tender to the Company shares of common stock equal to the greater of (a) the number of shares subject to options granted to You by the Company in the calendar year preceding such termination (adjusted to reflect any stock split occurring after such grant) or (b) 70,000 shares (adjusted to reflect any stock split occurring after the effective date hereof), and the Company hereby agrees, to the extent not prohibited by applicable law, to pay You an amount equal to the Fair Market Value of such shares as of the date the Employee makes such tender to the Company. For purposes of this Agreement, "Fair Market Value" means the closing price, regular way, of the security as reported on the consolidated transaction reporting system applicable to such security, or if no such reported sale of the security occurred on such date, the next preceding date on which there was a reported sale or if the security is not listed on a national securities exchange, or the NASDAQ National Market, the fair market value of the security determined in good faith by the Board of the Company. Notwithstanding any other provision of this Agreement, this subsection (v) shall not become effective until such time as the Company's accountants shall advise the Company that this provision will not require the Company to use "variable plan accounting" or similar "mark-to-market" accounting to reflect its obligations under this subsection.

     (vi) Change of Control. For purposes of this Agreement, "Change of Control" means:

     (a) except as provided in subsection (d) below a "person" or "group" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (excluding, for this purpose, the Company or any subsidiary or any employee benefit plan of the Company, New York Life Insurance Company, any affiliate or subsidiary) becomes (effective upon the closing of the transaction) the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) (provided that if NYLIFE Healthcare Management Inc. or any affiliate thereof sells all or substantially all of the securities of the Company that it holds either directly or indirectly as of the effective date hereof to a nonaffiliate, thereafter such percentage shall be reduced to twenty percent (20%)) or more of the combined voting power in the election of directors of the then-outstanding securities of the Company or any successor of the Company.

     (b) when individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rules 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board;

     (c) approval by the stockholders of the Company, and consummation of, the liquidation of the Company or any sale or disposition, or series of related sales or dispositions, of all or substantially all of the assets or earning power of the Company; or

     (d) approval by the  stockholders  of the Company and  consummation  of any merger or consolidation or statutory share exchange to which the Company is a party and as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than fifty percent (50%) (provided that, if NYLIFE Healthcare Management, Inc. sells all or substantially all of the Company's securities that it holds either directly or indirectly as of the effective date hereof to a nonaffiliate, thereafter such percentage shall be increased to eighty percent (80%); provided that if You, in Your capacity as a director, do not vote against the proposed merger, consolidation or share exchange transaction, such percentage shall be fifty percent (50%)) of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange.

     Notwithstanding the foregoing, a "Change of Control" shall not include the sale or other transfer of beneficial ownership of Class B Common Stock of the Company by NYLIFE Healthcare Management, Inc. to (or any acquisition of such beneficial ownership by) an affiliate thereof, including, without limitation, New York Life Insurance Company or any holding company formed by any such affiliate

     D. Other Benefits. You will be eligible to participate in and shall receive all benefits under welfare and other employee benefit plans, practices, policies and programs as well as any fringe benefits provided by the Company and applicable to other Company executives generally.

     E. Vacation. As President & Chief Executive Officer, You shall be entitled to receive vacation time of five (5) weeks per year.

     4. Non-Solicitation. You agree that, for a period of two (2) years following the cessation of Your employment with the Company, You will not, directly or indirectly, (a) solicit, divert or take any client, customer or supplies from the Company; (b) employ, hire, engage or be affiliated with any employee or other person connected with the Company at the time of such termination or during any part of the twelve (12) months preceding said termination; (c) induce any person connected with or employed by the Company to leave the employ of the Company or (d) solicit the employment of any such person on Your own behalf or on behalf of any other business enterprise.

     5. Non-Competition. You agree that, during the term of this Agreement and for a period of two (2) years following the cessation of Your employment with the Company, You will not, directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner, shareholder (except stock interests of less than five percent (5%)) or otherwise, any business, individual, partnership, form or corporation, which, directly is or will be engaged wholly or primarily in the business of manufacturing, purchasing, selling, supplying or otherwise dealing in the United States in any product or service manufactured, purchased, sold, supplied, provided or dealt with by the Company, or which is or will be, directly in competition with the business of the Company in the United States.

     6. Non-Disclosure of Information and Non-Disparagement. You acknowledge that the identity of the clients and customers of the Company, the prices, terms and conditions at or upon which the Company sells its products or provides its services and other confidential information relating to the business, financial and other affairs of the Company (including, without limitation, any idea, product, creative or conceptual business or marketing plan, strategy or other material developed for the Company by You) are valuable, special unique assets of the Company and that such information, if disclosed to others, may result in loss of business or other irreparable and consequential damage to the Company. You will hold in fiduciary capacity, for the benefit of the Company, all information, knowledge and data relating to or concerned with the Company's operations, sales, business and affairs and shall not, at any time during the term of this Agreement or thereafter, disclose or divulge any such information, knowledge or data to any person, firm, corporation, association or other entity, for any reason whatsoever. Notwithstanding the foregoing, the provisions of this paragraph 6 shall not apply to information generally known to the public or the trade, information available in trade or other publications, nor to the release of information deemed by the Board to be in the best interests of the Company. The Company agrees that it will not disparage You in any way and You also agree that You will not disparage the Company, its parent companies, its subsidiaries, or its or their current or former officers, directors, and employees in any way; further, neither You nor the Company will make or solicit any comments, statements, or the like to the media or to others that may be considered derogatory or detrimental to the good name or business reputation of any of the aforementioned entities or individuals.

     7. Termination of Employment.

     A. Termination for Cause. If Your employment under this Agreement is terminated for Cause (as defined herein) by the Company, the Company's liability for Annual Base Salary, Annual Bonus, and all other benefits pursuant to paragraph 3, shall cease upon the date of such notice; provided, that the Company shall pay You no later than the next payroll cycle all Annual Base Salary earned and unpaid as of such date and Your Annual Bonus that has accrued pursuant to the terms of the Annual Bonus Plan or such other plans as may be applicable, but remains unpaid as of the date of such termination. For purposes of this Agreement, "Cause" shall mean: (i) Your indictment (or equivalent legal proceeding under applicable law) or conviction for committing any felony or Your commission of any other crime involving fraud, misappropriation, dishonesty or moral turpitude, (ii) material breach of Your duties and responsibilities (other than on account of Disability) under this Agreement; provided that material breach shall not be considered to occur unless it continues to the expiration of the ten (10) day period following the date You receive written warning from the Board setting forth the reasons for its determination of material breach; and provided further that for purposes of clause (ii), Cause shall not include any one or more of the following:

     (a) bad judgment,

     (b) negligence (unless You fail to cure such negligence after receiving the written notice and opportunity to cure described in this paragraph 7(A) above and such negligence has a material and adverse effect on the Company),

     (c) any act or omission that You believed in good faith to have been in or not opposed to the interest of the Company (without Your intent to gain therefrom, directly or indirectly, a profit to which You were not legally entitled) (unless You fail to cure such act or omission after receiving written notice and the opportunity to cure described in this paragraph 7(A) above and such act or omission has a material and adverse effect on the Company), or

     (d) any act or omission with respect to which notice of termination of employment is given more than twelve (12) months after the earliest date on which the Board (excluding members who were party to the act or omission), knew or should have known of such act or omission.

     No termination of employment for Cause shall be valid unless, no fewer than seven (7) days prior to the date of such termination, the Company provides You with written notice of its intent to consider termination for Cause, including a detailed description of the specific reasons which form the basis for such consideration. Thereafter, for a period of not less than 14 days after the date notice of termination is provided, You shall have the opportunity to appear before the Board to present arguments on Your own behalf. Following such presentation to the Board, You shall be terminated for Cause only if (a) seventy-five percent (75%) of the members of the Board (excepting You and any other member of the Board involved in the events leading the Board to terminate You for Cause) determine that Your actions constituted Cause and that Your employment should accordingly be terminated for Cause; and (b) the Board provides You with a written determination setting forth the basis of such termination of employment.

     B. Termination without Cause. Your employment under this Agreement may be terminated by the Company for any reason not included in subparagraph A of this paragraph 7, or for no reason, by giving You written notice. In such event Your termination of employment will be effective as of the date specified in such notice, and the Company shall, as liquidated damages, or severance pay, or both,
(i) pay You an amount equal to three (3) times the Annual Base Salary being paid to You immediately prior to the termination date, (ii) pay You an amount equal to three (3) times the greater of (a) the Annual Bonus for the calendar year immediately preceding the termination date or (b) the Target Bonus for the calendar year of termination, (iii) pay You any and all amounts accrued, but unpaid as of the date of such termination, (iv) continue all of the Your employee life and health benefits covered by subparagraph D of paragraph 3 on the same terms and conditions as if You remained employed by the Company (with the exception of long-term disability insurance coverage, which shall cease immediately upon termination) until the earlier of three (3) years following Your termination, the date You become covered under another employer's life and health benefit(s) plan(s) or the last day of the month in which You reach age sixty-five (65), and (v) pay You an amount equal to three (3) times the amount or amounts the Company credited to Your account or contributed on Your behalf (exclusive of that portion of base salary or bonus voluntarily deferred by You) in the calendar year preceding termination (excluding the "catch-up" amounts credited or contributed in calendar year 1999) to the Express Scripts, Inc. Executive Deferred Compensation Plan, as adopted effective January 1, 1999, as it may thereafter be amended and any successor, replacement or other deferred compensation plan which may be subsequently adopted by the Company.

     C. Termination for Good Reason.

     (i) In the event You terminate for Good Reason (as defined in (ii) below), the Company shall (a) pay You an amount equal to three (3) times the Annual Base Salary being paid to You immediately prior to the termination date, (b) pay You an amount equal to three (3) times the greater of (I) the Annual Bonus for the calendar year immediately preceding such termination or (II) the Target Bonus for the calendar year of such termination, (c) pay You any and all amounts accrued, but unpaid as of the date of such termination, (d) continue all of the employee life and health benefits covered by subparagraph D of paragraph 3 on the same terms and conditions as if You remained employed by the Company (with the exception of long-term disability insurance coverage, which shall cease immediately upon termination) until the earlier of three (3) years following Your termination, the date You become covered under another employer's life and health benefit(s) plan(s) or the last day of the month in which You reach age sixty-five (65), and (e) pay You an amount equal to three (3) times the amount or amounts the Company credited to Your account or contributed on Your behalf (exclusive of that portion of base salary or bonus voluntarily deferred by You) in the calendar year preceding termination (excluding the "catch-up" amounts credited or contributed in calendar year 1999) to the Express Scripts, Inc. Executive Deferred Compensation Plan, as adopted effective January 1, 1999, as it may thereafter be amended and any successor, replacement or other deferred compensation plan which may be subsequently adopted by the Company.

     (ii) For purposes of this Agreement, "Good Reason" means the occurrence of any one of the following:

     (a) assignment of any duties materially and adversely inconsistent with Your position as specified herein, including status, offices, or responsibilities as contemplated under paragraph 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities, or any material and adverse change in Your reporting responsibilities,

     (b) failure of the shareholders to elect and to continue to elect You to the Board of Directors of the Company.

     (c) the failure of the Company to assign this Agreement to and require the assumption of this agreement by any successor to the Company,

     (d) the Company's requiring, without Your written consent, You to be based at any office or location more than 50 miles from the Company's location from which You perform Your job duties as of the date hereof, or

     (e) the Company's failure to substantially comply with the material provisions of this Agreement.

     Termination of employment for Good Reason pursuant to subparagraph  (a) and
(e) above, shall not be considered to occur unless the Company fails to correct the acts or omissions forming the basis thereof before the expiration of the ten
(10) day period following Your written notice to the Board of Your determination of Good Reason pursuant to such subparagraphs.

     D. Termination upon Death. In the event of Your death during the term of this Agreement, Your employment will cease immediately and the obligation to pay Annual Base Salary shall cease as of the date of death provided that as soon as reasonably practicable thereafter the Company shall pay Your estate all Annual Bonus and Annual Base Salary amounts accrued, but unpaid at the time of death. Annual Bonus awards, if any are awarded, will be payable on a pro-rata basis to Your beneficiary, such pro-rata amount shall be determined by multiplying the Target Bonus amount under the Annual Bonus Plan for the calendar year of death by a fraction, the numerator of which shall be the number of full months of employment prior to Your death in the calendar year and the denominator of which shall be twelve (12).

     E. Termination for Disability. In the event of the Board's good faith determination of Your inability (despite reasonable accommodations) to perform the essential functions of Your position due to physical and/or mental disability for a period of at least three (3) consecutive months or for a period of more than six (6) months in any twelve (12) month period, it will give You written notice of non-renewal of this Agreement. As of the date of such notice, Your duties under this Agreement shall cease and Your Annual Bonus will be payable on a pro-rata basis determined by multiplying the Target Bonus for the calendar year of such termination by a fraction, the numerator of which is the full number of months of employment prior to the date the Board notifies You of Your termination and the denominator of which is twelve (12). Your Annual Base Salary shall continue until the term of this Agreement expires.

     F. Termination by the Expiration of this Agreement. In the event this Agreement expires following the expiration of its term as set forth in paragraph 2, except for amounts accrued but unpaid as of the date of termination which the Company shall pay You no later than the next regular payroll cycle, no further Annual Base Salary or bonus awards provided for in paragraph 3 shall be payable for any period following such termination.

     G. Release. Notwithstanding anything else contained in this Agreement, the Company's obligations to make payments and to provide benefits under this paragraph 7, other than the obligation to pay Annual Base Salary and Annual bonus that is accrued, but unpaid as of the date of termination as well as any other vested benefits, are expressly conditioned upon the execution of a mutual release and waiver, substantially in the form attached hereto as Exhibit A (the "Release") of any claims arising from the termination of, or arising out of, Your employment with the Company or any of its parent companies or subsidiaries except those claims arising under this Agreement with respect to the rights and obligations described in paragraph 9I hereof and any claims of indemnification for acts or omissions during Your employment. The Company shall indemnify You and hold You harmless during Your employment and after Your termination from the Company for any claims or liabilities arising out of Your employment with the Company to the full extent permitted under Section 145 of the Delaware General Corporation Law. Notwithstanding the foregoing, if the Company shall refuse to execute such mutual release, this paragraph shall not relieve the Company of its obligation to make payments and provide benefits hereunder.

     H. Payments in Single Lump-Sum. The Company shall pay the cash benefits, less legally mandated and/or authorized deductions, required under this paragraph 7, without interest thereon, in a single lump-sum payment payable within the thirty (30) day period following the date of termination and the date You comply with subparagraph G of this paragraph 7.

     I. Tax Indemnification.

     (1) If for any taxable year, You shall determine, based on the reasonable advice of a nationally recognized accounting firm such as one of the "Big Five Accounting Firms" that You are liable for the payment of an excise tax under
Section 4999 (or any similar tax payable on account of a Change of Control or other change in ownership or control of the Company under any federal, state, local or other law) of the Internal Revenue Code of 1986 as may be amended from time to time (the "Code") with respect to any payment in the nature of compensation made by the Company or any direct or indirect subsidiary, affiliate or successor of the Company to (or for the benefit of) You, the Company shall pay to You an amount equal to X determined under the following formula:


                                         X =            E x P
                                                 1 -[(FIx(1-SLI))+SLI+E+M]

                    E=   the rate at which  the  excise  tax is  assessed  under
                         Section 4999 (or other similar provision) of the Code;

                    P= the amount with respect to which such excise tax is assessed, determined without regard to this paragraph 7(I);

                    FI= the highest marginal rate of income tax applicable to You under the Code for the taxable year in question;

                    SLI= the sum of the  highest  marginal  rates of income  tax applicable to You under all applicable state and local laws for the taxable year in question; and

                    M= the highest marginal rate of Medicare tax applicable to You under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) You under the terms of this Agreement, or otherwise, and on which an excise tax under Section 4999 (or any similar tax payable on account of a Change of Control or other change in ownership or control of the Company under any federal, state, local or other law) of the Code will be assessed, the payment determined under this paragraph 7(I)(1) shall be made to You on the earlier of (I) the date the Company or any direct or indirect subsidiary or affiliate of the Company is required to withhold such tax, or (II) the date the tax is paid by You.

     (2) Notwithstanding anything in this paragraph 7(I) to the contrary, in the event that Your liability for the excise tax under Section 4999 of the Code (or any similar tax payable on account of a Change of Control or other change in ownership or control of the Company under any federal, state, local or other law) for a taxable year is subsequently determined to be different than the amount determined by the formula (X+P) x E, where X, P and E have the meanings provided in paragraph 7(I)(1), You or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under paragraph 7(I)(1) when increased by the amount of the payment made to You under this paragraph 7(I)(2) by the Company, or when reduced by the amount of the payment made to the Company under this paragraph 7(I)(2) by You equals the amount that should have properly been paid to You under paragraph 7(I)(1). The interest paid under this paragraph 7(I)(2) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to You under this paragraph 7(I), a copy of each tax return which shall contain the signature of the "Big Five" or similar accounting firm as the preparer and shall reflect a liability for an excise tax payment shall be furnished to the Company at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

     8. Merger. If the Company should consolidate, merge with, or sell all or substantially all of its assets to another entity, the Company shall assign and the other entity shall assume all obligations and duties under this Agreement; and thereafter, the term "Company" as used herein, shall mean both the Company and such assignee and this Agreement shall continue in full force and effect.

     9. General Provisions.

     A. Subject to the provisions of paragraph 8, neither this Agreement nor any right or interest hereunder shall be assignable by either party without the prior written consent of the other party.

     B. Legal Fees and Expenses.

     (i) If You incur and pay legal or other fees, costs and expenses in negotiating and drafting this Agreement the Company shall reimburse You for such fees, costs and expenses;

     (ii) If You incur and pay legal or other fees, costs and expenses in an effort to establish entitlement to fees and benefits under this Agreement, the Company shall reimburse You for such fees, costs and expenses as follows;

     (a) You shall be initially responsible for the first fifty thousand dollars ($50,000) of such legal or other fees, costs and expenses You incur.

     (b) The Company shall reimburse fifty percent (50%) of the next two hundred thousand dollars ($200,000) of fees, costs and expenses that You incur and pay. Such reimbursement shall be made to You on a monthly basis within 30 days following Your written submission of a request for reimbursement together with proof that the fees, costs and expenses were incurred and that You paid such fees, costs and expenses and the $50,000 referred to in paragraph 9(B)(ii)(a), above.

     (c) If the Company reimburses you within 30 days following Your requests as provided in paragraph (b), above, You shall be entitled to additional reimbursement (including initial $50,000 and $100,000) if and only if You shall prevail (as defined herein) in the effort to establish entitlement benefits under this Agreement. For purposes of this subparagraph (c) the term "prevail" shall mean recovery of fees and benefit amounts (excluding any amounts received under this Section 9(B) exceeding the amount of legal fees incurred by You through the date of recovery.

     (d) If the Company fails to reimburse You as provided in paragraph (b) above, then the Company shall reimburse all legal and other fees and expenses (including the initial fifty thousand ($50,000) and the two-hundred thousand ($200,000) amounts paid by You pursuant to paragraphs (a) and (b) above unless, You do not prevail (after exhaustion of all available judicial remedies), and a court of competent jurisdiction decides that You had no reasonable basis for bringing an action hereunder or there was an absence of good faith for bringing an action hereunder, in which event no further reimbursement for legal fees, costs and expenses shall be due to You, and You shall repay the Company for any amounts previously paid by the Company pursuant to this Section 9.B(ii).

     C. This Agreement supersedes all prior and contemporaneous agreements and constitutes the entire agreement between us regarding the subject matter hereof.

     D. If any provisions of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution, statute, rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provision or provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provisions reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     E. This Agreement shall be governed by the laws of the state of Missouri. Should such laws be amended as to modify this Agreement, such amendment shall be incorporated herein and be immediately effective between the parties.

     F. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against You or others. If the Company fails to make any payment payable hereunder within forty-five (45) days after such amounts are due, then You shall be entitled to receive interest, compounded monthly, on the unpaid amount, at a rate equal to the interest rate paid by the Company in its revolving credit agreements or if no such revolving credit agreements exist, the prime interest rate as provided in the Wall Street Journal plus three percent (3%). In no event shall You be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to You under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced, except as otherwise specifically provided herein, by any compensation earned by You as result of employment by another employer.

     G. All notices and other communications required or desired to be given hereunder shall be deemed given if in writing and sent by registered or certified mail, postage prepaid, or overnight delivery, to the following addresses:

                  Executive:                Barrett A. Toan
                                            42 Portland Place
                                            St. Louis, MO 63108

                  with a copy to:           Leslie A. Klein
                  (which copy shall)        Sonnenschein Nath & Rosenthal
                  not constitute            8000 Sears Tower
                  notice)                   Chicago, IL 60606

                  The Company:              Express Scripts, Inc.
                                            14000 Riverport Drive
                                            Maryland Heights, MO 63403
                                            Attention: General Counsel &
                                            Corporate Secretary

                  with a copy to:           New York Life Insurance Company
                                            51 Madison Avenue
                                            New York, New York 10010
                                            Attention: General Counsel

     H. The Company hereby represents and warrants that this Agreement has been duly authorized in accordance with all applicable laws and the Company's charter and bylaws, and that Howard Waltman, Chairman of the Company, has been duly authorized by the Board of Directors to execute and deliver this Agreement on behalf of the Company.

     I. Survival of Rights and Obligations. The rights and obligations provided in paragraphs 3(C)(iv), 3(C)(v), 4, 5, 6, 7(B)(iv), 7(C)(i)(d), 7(E), 7(G),
7(I), 8, 9(A), 9(B), 9(F), 9(G) and 9(I) shall survive the termination of Your employment and/or the termination of this Agreement.

     J. This  Agreement  shall be  effective  as of April 1,  1999.  In order to insure the enforceability by You of Sections 3(C)(iii), 3(C)(iv), 3(C)(v) and 7(I) hereof, which affect your rights in respect of certain stock options granted under the Company's employee stock option plans, the Company will submit a proposal at the next annual meeting of the shareholders of the Company, scheduled for May 26, 1999, to amend the option plans to insure the effectiveness of such provisions. If it shall subsequently be determined by the final judgment of a court of competent jurisdiction that such approval was required under the terms of the Company's employee stock option plans in order for such provisions to be given effect, such provisions shall be deemed severable and the remainder of this Agreement shall remain in full force and effect.

     IN WITNESS HEREOF, the parties to this Agreement have subscribed their names hereto.


Date:  April 28, 1999                   EXPRESS SCRIPTS, INC.



                                         By:  /s/ Howard L. Waltman




Date: April 16, 1999                         /s/ Barrett A. Toan
                                          Barrett A. Toan

                                    EXHIBIT A
                          AGREEMENT AND MUTUAL RELEASE

     CONSULT WITH A LAWYER BEFORE SIGNING THIS AGREEMENT AND RELEASE. BY SIGNING THIS AGREEMENT YOU GIVE UP AND WAIVE IMPORTANT LEGAL RIGHTS.

     I, BARRETT A. TOAN, understand and, of my own free will, enter into this AGREEMENT AND MUTUAL RELEASE (the "AGREEMENT") with Express Scripts, Inc. (the "COMPANY") and, in consideration of the payment described in this AGREEMENT, agree as follows:

     1. (a) I understand that my employment with the COMPANY was terminated effective [Date of termination].

     (b) As referred to in this AGREEMENT, the COMPANY includes (i) its parents, subsidiaries, affiliates and divisions and their respective successors and assigns and (ii) their directors, officers, representatives, shareholders, agents, past and present employees and their respective heirs and personal representatives.

     2. The COMPANY will pay me [Dollar amount and timing to be filled in at termination], pursuant to my [Date of Agreement] 1999 Employment Agreement, if and only if, I sign this AGREEMENT and abide by its terms. This payment will be subject to withholding for taxes. The COMPANY will begin to pay this money to me after the expiration of the seven (7) days referred to in paragraph 13.

     3. Prior to signing this AGREEMENT, I had the opportunity to consult with counsel.

     4. I understand that this AGREEMENT does not constitute an admission by the COMPANY or me of any: (a) violation of any statute, law or regulation; (b) breach of contract, actual or implied; or (c) commission of any tort.

     5. I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims. These include Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); the Americans with Disabilities Act of 1990; the National Labor Relations Act, as amended; 42 U.S.C. ss. 1981; the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act, as amended and Federal, State and local human rights, fair employment, and other laws. I also understand there are other statutes and laws of contract and tort otherwise relating to my employment. I intend to waive and release any rights and claims I may have under these and other laws, but I do not intend to waive or release any rights or claims that may arise under the ADEA after the date that I sign this AGREEMENT, nor any claims I may have for benefits to which I am entitled under the COMPANY's benefit plans, nor any claims I may have for indemnification for any acts or omissions during my employment with the Company. I do not intend to waive or relinquish any rights that I have under my Employment Agreement that survive my termination as provided in paragraph 9(I) of that agreement.

     6.  (a) In  consideration  of the  severance  benefits  provided  under  my
Employment Agreement, I, and any person acting, through, or under me, hereby release, waive, and forever discharge the COMPANY, and any, subsidiaries, affiliates, employees, officers, shareholders, successors, and assigns (if any) from any and all liability, actions, charges, causes of action, demands, damages, or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of, or in connection with, my employment with the COMPANY (other than indemnification to which I may be entitled under the COMPANY's bylaws, policies or agreements (now or hereafter maintained) with regard to the indemnification of its executive officers or directors), any benefits to which I may be entitled under any Company sponsored benefit plans and any rights that survive my termination as provided in paragraph 9.I. of my Employment Agreement). I have not filed any charges, claims or actions against the COMPANY and will immediately withdraw with prejudice any such charges, claims and actions before signing this AGREEMENT, and will not bring any such charges, claims or actions in the future, except (i) a charge, claim or action based upon rights or claims that may arise under the ADEA after the date that I sign this AGREEMENT, (ii) a claim for breach of this AGREEMENT or breach of a provision in my Employment Agreement that survives my termination as provided in paragraph 9.I. of that agreement, or (iii) a claim for indemnity to which I may be entitled under the COMPANY's bylaws, policies or agreements, or (iv) a claim for benefits to which I may be entitled under the COMPANY's benefit plans.

     (b) In consideration of my promises under this AGREEMENT, the COMPANY, and any of its subsidiaries, affiliates, employees, officers, shareholders, successors, and assigns (if any), hereby releases, waives, and forever discharges me, and any person acting, through, or under me from any and all liability, actions, charges, causes of action, demands, damages, or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of, or in connection with, my employment with the COMPANY (except that the COMPANY does not release me from any claims of intentional wrongdoing, including but not limited to, claims of fraud, theft, and/or embezzlement, or claims that survive pursuant to paragraph 9.I. of my Employment Agreement which claims survive this AGREEMENT). The COMPANY has not filed any charges, claims or actions against me and will immediately withdraw with prejudice any such charges, claims and actions before signing this AGREEMENT, and will not bring any such charges, claims or actions in the future, except (i) a claim of intentional wrongdoing such as fraud, theft, and/or embezzlement,
(ii) a claim for breach of this AGREEMENT or breach of a provision in my Employment Agreement that survives my termination as provided in paragraph 9.I. of that agreement.

     7. This AGREEMENT shall be deemed to have been made within the State of Missouri, and shall be interpreted and construed and enforced in accordance with the laws of the State of Missouri, except to the extent preempted by federal law.

     8. I understand that this AGREEMENT may not affect the rights and responsibilities of the Equal Employment Opportunity Commission ("Commission") to enforce the ADEA or used to justify interfering with the protected right of an employee to file a charge under the ADEA or participate in an investigation or proceeding conducted by the Commission under the ADEA.

     9. (a) The terms and provisions (collectively "provisions") of this AGREEMENT are severable.

     (b) In the event that one or more of the provisions of this AGREEMENT shall be ruled unenforceable or void, the provision(s) so affected shall be deemed amended and shall be construed so as to enable the provision(s) to be applied and enforced to the maximum lawful extent.

     (c) In addition to the rights of the Company pursuant to (a) and (b) above, in the event that the general release provision of this AGREEMENT shall be determined by a court of competent jurisdiction in an action that I initiate (provided that I shall be free to assert any and all claims, counterclaims, set-offs or other affirmative rights or causes of action that I may have in an action initiated by the Company to determine that the general release is void or otherwise unenforceable and this paragraph shall not apply) to be unenforceable or void, the COMPANY may elect to enforce the remainder of this AGREEMENT or cancel this AGREEMENT, and get back from me, my successors or assigns or otherwise the money described in paragraph 2

     10. Unless and to the extent required by law, the COMPANY and I will not at any time talk about, write about or otherwise publicize the terms or existence of this AGREEMENT or any fact concerning its negotiation, execution or implementation except that we are allowed to consult with a lawyer and/or representatives of the Commission. The COMPANY and I will not testify or give evidence in any forum concerning my affiliation or employment with the COMPANY unless otherwise permitted by law, required by law, or requested in writing by me or an authorized official of the COMPANY. Notwithstanding the foregoing, if the COMPANY and I were requested in writing to do so by the other party, we will fully and completely cooperate with the other party in any investigation they may conduct in connection with any events which occurred while I was an employee of the COMPANY;

     11. (a) The parties understand that if either breaches this AGREEMENT, in whole or in part, the other party will suffer irreparable harm for which it may have no adequate remedy at law. The parties therefore consent, without limiting any other rights that each may have, to enforcement of any provision or provisions of this AGREEMENT by means of injunctive relief.

     (b) This AGREEMENT shall be deemed to have been made within the County of St. Louis, State of Missouri, and shall be interpreted and construed and enforced in accordance with the laws of the State of Missouri except to the extent preempted by federal law and before the Courts of the State of Missouri, County of St. Louis.

     12. (a) I was given a copy of this AGREEMENT on or about [Date of delivery].

     (b) I have had the opportunity to consult with an attorney or any other advisor of my choice before signing it and was given a period of at least twenty-one (21) calendar days (that is until [Delivery date in 12(a) plus 21 days]) to consider this AGREEMENT.

     (d) I acknowledge that in signing this AGREEMENT, I have relied only on the promises written in this AGREEMENT and not on any other promise made by the COMPANY or any other entity or person.

     13. I have seven (7) calendar days to revoke this AGREEMENT after I sign it. This AGREEMENT will not become effective or enforceable until seven (7) calendar days after the COMPANY has received my signed copy of this AGREEMENT.

     14. This AGREEMENT may not be modified or changed orally.


By:
     COMPANY's Representative               BARRETT A. TOAN



STATE OF          )
                  )        :ss:
COUNTY OF         )


                  On this day of , , before me personally came BARRETT A. TOAN, and , the COMPANY's representative to me known and known to me to be the individuals described in, and who executed the foregoing AGREEMENT AND MUTUAL RELEASE, and duly acknowledged to me that they executed the same.





                                  Notary Public